Contact: Chris Donaghey
443-733-1600

KEYW Reports Q2 2014 Financial Results

HANOVER, Md., July 31, 2014 (GLOBE NEWSWIRE) - The KEYW Holding Corporation (NASDAQ: KEYW) announces final Q2 2014 revenue of $74.2 million, a decrease of 5% versus Q2 2013. GAAP loss per share was $0.05 in Q2 2014 on a fully diluted basis, versus GAAP loss per share on a fully-diluted basis of $0.06 in Q2 2013. Amortization associated with acquisition-related intangibles reduced Q2 2014 EPS by approximately $0.05 per share on an after-tax basis. Adjusted EBITDA (as described below) for Q2 2014 was $5.1 million, compared to $6.5 million in Q2 2013. As a percentage of revenue, Adjusted EBITDA margin was 6.9% in Q2 2014, a decrease from 8.2% in Q2 2013. In Q2 2014, KEYW was awarded new funding actions of $65 million and ended the quarter with 1,071 employees.

“As we discussed on our first quarter conference call, I am very pleased to see a strong rebound in KEYW’s Government Solutions business,” commented Len Moodispaw, Chairman and CEO of KEYW. “We also continued to make progress in our HawkEye G business development metrics with now 13 installed systems and a HawkEye G pilot pipeline of 35 organizations spanning the government, healthcare, financial services, energy, and technology industries.”

In KEYW’s Government Solutions segment, revenue in Q2 2014 was $72.1 million, a decrease of 4.9% versus last year with the largest drivers of the decrease attributed to sequestration-related cuts. Second quarter 2014 gross margin of 31% was essentially flat as compared with Q2 2013. Cost reductions in the Government Solutions segment increased the adjusted EBITDA margin for the Government Solutions segment from 11% in Q2 2013 to 17% in Q2 2014.

Revenue in KEYW’s Commercial Cyber Solutions segment was $2.2 million in Q2 2014, down from $2.4 million in Q2 2013. Bookings in Q2 2014 were $2.2 million. Operating expense in Q2 2014 increased to $9.3 million from $3.8 million in Q2 2013 due to additional investment in the infrastructure of the segment. These investments include substantial increases to the sales and customer support teams and growth in the engineering department.

Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America, or US GAAP. The adjusted EBITDA reconciliation tables below provides a reconciliation of this non-US GAAP financial measure to net income (loss), the most directly comparable financial measure calculated and presented in accordance with US GAAP. Adjusted EBITDA should not be considered as an alternative to net income, operating income or any other measure of financial performance calculated and presented in accordance with US GAAP. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate. In addition, our board of directors and management use adjusted EBITDA:

•	as a measure of operating performance;

•	to determine a significant portion of management’s incentive compensation;

•	for planning purposes, including the preparation of our annual operating budget; and

•	to evaluate the effectiveness of our business strategies.

Adjusted EBITDA is not a recognized term under US GAAP and does not purport to be an alternative to net income as a measure of operating performance or the cash flows from operating activities as a measure of liquidity. Please refer to the table below that reconciles GAAP net income to adjusted EBITDA.

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013

Net Loss	$(1,730)	$(2,360)	$(4,806)	$(4,622)
Depreciation	1,916	1,494	3,471	2,839
Intangible Amortization	2,934	6,091	6,059	13,012
Acquisition Costs and Other Nonrecurring Costs	29	280	30	423	(1)
Stock Compensation Amortization	1,678	1,533	3,302	2,820
Interest Expense	1,220	912	2,078	1,826
Tax Benefit	(955)	(1,500)	(2,624)	(3,036)
Adjusted EBITDA	$5,092	$6,450	$7,510	$13,262

(1)	Includes non-cash gain associated with the write-down of the earn-out from the National Semiconductor asset purchase.

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Government Solutions Statements of Operations
(In thousands)

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$72,057	$75,809	$133,365	$151,663
Costs of Revenues, excluding amortization	49,861	52,195	91,630	105,549
Gross Profit	22,196	23,614	41,735	46,114

Operating expenses	13,103	18,718	26,815	35,753
Intangible amortization expense	1,919	5,060	4,062	10,950
Net Operating Income (Loss)	7,174	(164)	10,858	(589)

Reconciliation of Net Operating Income (Loss) to Adjusted EBITDA:

Depreciation	1,421	1,422	2,827	2,754
Intangible Amortization	1,919	5,060	4,062	10,950
Acquisition Costs and Other Nonrecurring Costs	29	280	30	423	(1)
Stock Compensation Amortization	1,678	1,533	3,302	2,820
Other Non-operating Income	21	44	23	252
Segment Adjusted EBITDA	$12,242	$8,175	$21,102	$16,610

(1)	Includes non-cash gain associated with the write-down of the earn-out from the National Semiconductor asset purchase.

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Commercial Cyber Solutions Statements of Operations
(In thousands)

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$2,172	$2,449	$4,671	$4,467
Costs of Revenues, excluding amortization	519	463	1,065	919
Gross Profit	1,653	1,986	3,606	3,548

Operating expenses	9,299	3,783	17,842	6,981
Intangible amortization expense	1,015	1,031	1,997	2,062
Net Operating Loss	(8,661)	(2,828)	(16,233)	(5,495)

Reconciliation of Net Operating Income (Loss) to Adjusted EBITDA:

Depreciation	496	72	644	85
Intangible Amortization	1,015	1,031	1,997	2,062
Acquisition Costs and Other Nonrecurring Costs	—	—	—	—
Stock Compensation Amortization	—	—	—	—
Other Income	—	—	—	—
Segment Adjusted EBITDA	$(7,150)	$(1,725)	$(13,592)	$(3,348)

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Government Solutions	$72,057	$75,809	$133,365	$151,663
Commercial Cyber Solutions	2,172	2,449	4,671	4,467
Total	74,229	78,258	138,036	156,130
Costs of Revenues, excluding amortization
Government Solutions	49,861	52,195	91,630	105,549
Commercial Cyber Solutions	519	463	1,065	919
Total	50,380	52,658	92,695	106,468
Gross Profit
Government Solutions	22,196	23,614	41,735	46,114
Commercial Cyber Solutions	1,653	1,986	3,606	3,548
Total	23,849	25,600	45,341	49,662
Operating Expenses
Operating expenses	22,402	22,501	44,657	42,734
Intangible amortization expense	2,934	6,091	6,059	13,012
Total	25,336	28,592	50,716	55,746
Operating Loss	(1,487)	(2,992)	(5,375)	(6,084)
Non-Operating Expense, net	1,198	868	2,055	1,574
Loss before Income Taxes	(2,685)	(3,860)	(7,430)	(7,658)
Income Tax Benefit, net	(955)	(1,500)	(2,624)	(3,036)
Net Loss	$(1,730)	$(2,360)	$(4,806)	$(4,622)
Weighted Average Common Shares Outstanding
Basic	37,467,264	36,612,537	37,309,516	36,489,914
Diluted	37,467,264	36,612,537	37,309,516	36,489,914
Loss per Share
Basic	$(0.05)	$(0.06)	$(0.13)	$(0.13)
Diluted	$(0.05)	$(0.06)	$(0.13)	$(0.13)

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
(In thousands, except share and par value per share amounts)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,097	$2,480
Receivables	60,815	51,198
Inventories, net	15,405	11,305
Prepaid expenses	2,674	2,009
Income tax receivable	7,209	4,133
Deferred tax asset, current	1,133	1,133
Total current assets	91,333	72,258

Property and equipment, net	28,036	26,826
Goodwill	297,484	297,484
Other intangibles, net	24,852	29,343
Other assets	2,874	3,038
TOTAL ASSETS	$444,579	$428,949
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolver	$30,000	$22,000
Accounts payable	17,413	8,004
Accrued expenses	3,870	5,628
Accrued salaries and wages	14,700	11,948
Term note – current portion	7,000	7,000
Deferred revenue	2,409	2,745
Total current liabilities	75,392	57,325
Long-term liabilities:
Term note – non-current portion	52,500	56,000
Non-current deferred tax liability	8,211	8,095
Other non-current liabilities	7,057	7,292
TOTAL LIABILITIES	143,160	128,712
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	—	—
Common stock, $0.001 par value; 100 million shares authorized, 37,548,949 and 36,925,730 shares issued and outstanding	38	37
Additional paid-in capital	308,544	302,557
Accumulated deficit	(7,163)	(2,357)
Total stockholders’ equity	301,419	300,237
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$444,579	$428,949

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six months ended June 30, 2014	Six months ended June 30, 2013
	(Unaudited)	(Unaudited)
Net loss	$(4,806)	$(4,622)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock compensation	3,302	2,820
Depreciation/Amortization	9,530	15,851
Non-cash impact of TI earn-out reduction	—	(146)
Windfall tax benefit from option exercise	(1,417)	—
Deferred taxes	117	(3,398)
Changes in operating assets and liabilities:
Receivables	(9,616)	(1,005)
Inventories, net	(4,036)	316
Prepaid expenses	(666)	(270)
Income tax, net	(1,474)	96
Accounts payable	9,409	2,267
Accrued expenses	177	(3,210)
Other balance sheet changes	163	251
Net cash provided by operating activities	683	8,950
Cash flows from investing activities:
Acquisitions, net of cash acquired	(580)	(6,751)
Purchases of property and equipment	(4,655)	(3,991)
Capitalized software development costs	—	(2,716)
Net cash used in investing activities	(5,235)	(13,458)
Cash flows from financing activities:
Proceeds from revolver, net	8,000	3,000
Repayment of debt	(3,500)	(2,625)
Windfall tax benefit from option exercise	1,417	—
Proceeds from option and warrant exercises, net	252	1,334
Net cash provided by financing activities	6,169	1,709
Net increase (decrease) in cash and cash equivalents	1,617	(2,799)
Cash and cash equivalents at beginning of period	2,480	5,639
Cash and cash equivalents at end of period	$4,097	$2,840
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,435	$1,844
Cash paid for taxes	$36	$2,123

A conference call has been scheduled to discuss these results on July 31, 2014 at 5:00 p.m. (EST). At that time, Management will review the Company's second quarter 2014 financial results, followed by a question-and-answer session to further discuss the results.

Interested parties will be able to connect to our Webcast via the Investor page on our website, http://investors.keywcorp.com on July 31, 2014. We encourage people to register for an email reminder about the Webcast on the Event Calendar tab, also found on the Investors page of our website. Interested parties may also listen to the conference call by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868. The conference ID for the event is 74646528.

An archive of the Webcast will be available on our webpage following the call. In addition, a podcast of our conference call will be available for download from our Investors page of our website at approximately the same time as the webcast replay.

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for US Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities”, and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 10, 2014 with the SEC as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time.. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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